Exhibit 99.5

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Background

The unaudited pro forma consolidated financial statements of Shell Midstream Partners, L.P. (“we,” “us,” “our” or “the Partnership”) as of and for the three months ended March 31, 2019 and for the year ended December 31, 2018 are based upon our historical audited and unaudited financial statements.

On June 4, 2019, Shell Midstream Partners, L.P. (the “Partnership”) and Shell Treasury Center (West) Inc. (“STCW”), an affiliate of the Partnership, entered into a ten-year fixed rate credit facility with a borrowing capacity of $600 million (the “Ten Year Fixed Facility”). The Ten Year Fixed Facility bears an interest rate of 4.18% per annum and matures on June 4, 2029. The Ten Year Fixed Facility contains customary representations, warranties, covenants and events of default, the occurrence of which would permit the lender to accelerate the maturity date of amounts borrowed under the Ten Year Fixed Facility. The Ten Year Fixed Facility was fully drawn on June 6, 2019 and the borrowings were used to partially fund the Partnership’s acquisition of an additional 25.97% interest in Explorer Pipeline Company (“Explorer”) and an additional 10.125% interest in Colonial Pipeline Company (“Colonial”) (the “June 2019 Acquisition”).

On June 6, 2019, the Partnership and Shell Midstream Operating LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), completed the previously announced June 2019 Acquisition. The June 2019 Acquisition closed pursuant to a Contribution Agreement, dated as of May 10, 2019, by and among Shell Pipeline Company LP (“SPLC”), a wholly owned subsidiary of Royal Dutch Shell plc, the Partnership and the Operating Company. The total consideration for the June 2019 Acquisition was $800 million, which consisted of $600 million in cash consideration from borrowings under the Partnership’s Ten Year Fixed Facility (as defined above) and equity consideration valued at $200 million from the issuance of 9,477,756 common units in a private placement to Shell Midstream LP Holdings LLC, a wholly owned subsidiary of SPLC, and the issuance of 193,424 general partner units to Shell Midstream Partners GP LLC, the general partner of the Partnership (the “General Partner”), in order for the General Partner to maintain its 2% general partner interest in the Partnership.

Basis of Presentation

Pro Forma Financial Statements

The unaudited pro forma consolidated balance sheet as of March 31, 2019 has been prepared as though the June 2019 Acquisition and associated financing occurred on March 31, 2019. The unaudited pro forma consolidated statement of income for the three months ended March 31, 2019 has been prepared as though the June 2019 Acquisition and associated financing occurred on January 1, 2018.

The unaudited pro forma consolidated statement of income for the year ended December 31, 2018 has been prepared as though the June 2019 Acquisition and associated financing occurred on January 1, 2018.

The unaudited pro forma consolidated financial statements reflect the pro forma effects of:

•

June 2019 Acquisition. Acquisition by us from SPLC of its remaining interests in Colonial and Explorer. The June 2019 Acquisition will be reported by the Partnership at historical cost as the June 2019 Acquisition is considered a transfer of an asset between entities under common control.

•	Financing. Borrowings under our new Ten Year Fixed Facility of $600 million and resulting interest expense.

•

Equity Consideration. Reflects 9,477,756 common units in a private placement with Shell Midstream LP Holdings LLC, a wholly owned subsidiary of SPLC. In connection with the issuance of the common units, we issued 193,424 general partner units to the General Partner in order to maintain its 2% general partner interest in us.

No adjustments have been made to our historical audited and unaudited financial statements to reflect other events subsequent to the period shown by such financial statements.

The unaudited pro forma consolidated financial statements should be read in conjunction with our historical audited and unaudited financial statements as well as the related notes in our other filings with the Securities and Exchange Commission.

The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events directly attributable to the conveyance, and reflect those items expected to have a continuing impact on the Partnership for purposes of the unaudited pro forma consolidated statement of income.

Financial Statements of the Partnership

Shell Midstream Partners, L.P. Unaudited Pro Forma Consolidated Balance Sheet As of March 31, 2019

	Shell Midstream Partners, L.P.	June 2019 Acquisition		Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$226	$—		$600	(b)	$226
		—		(600	)(c)
Accounts receivable – third parties, net	14	—		—		14
Accounts receivable – related parties	29	—		—		29
Allowance oil	11	—		—		11
Prepaid expenses	11	—		—		11

Total current assets	291	—		—		291
Equity method investments	814	72	(a)	56	(d)	942
Property, plant and equipment, net	740	—		—		740
Operating lease right-of-use assets	5	—				5
Other investments	62	—		(60	)(e)	2
Other assets – related parties	3	—		—		3

Total assets	$1,915	$72		$(4)		$1,983

LIABILITIES
Current liabilities
Accounts payable – third parties	$7	$—		$—		$7
Accounts payable – related parties	9	—		—		9
Deferred revenue – third parties	1	—		—		1
Deferred revenue – related parties	1	—		—		1
Accrued liabilities – third parties	12	—		—		12
Accrued liabilities – related parties	15	—		—		15

Total current liabilities	45	—		—		45
Noncurrent liabilities
Debt payable – related party	2,091	—		600	(b)	2,691
Operating lease liabilities	5	—		—		5
Finance lease liabilities	25	—		—		25
Other unearned income	3	—		—		3

Total noncurrent liabilities	2,124	—		600		2,724

Total liabilities	2,169	—		600		2,769
(DEFICIT) EQUITY
Common unitholders – public	3,464	—		—		3,464
Common unitholder – SPLC	(196)	—		—		(196)
General partner – SPLC	(3,549)	75	(a)	(600	)(c)	(4,080)
		—		(6	)(d)
Accumulated other comprehensive loss	—	(3	)(a)	2	(d)	(1)

Total partners’ deficit	(281)	72		(604)		(813)
Noncontrolling interest	27	—		—		27

Total deficit	(254)	72		(604)		(786)

Total liabilities and deficit	$1,915	$72		$(4)		$1,983

Shell Midstream Partners, L.P. Unaudited Pro Forma Consolidated Statement of Income Three Months Ended March 31, 2019

	Shell Midstream Partners, L.P.	June 2019 Acquisition		Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	(in millions of dollars, except per unit data)
Revenue
Transportation, terminaling and storage services – third parties	$42	$—		$—		$42
Transportation, terminaling and storage services – related parties	64	—		—		64
Product revenue—third parties	1	—		—		1
Product revenue—related parties	10	—		—		10
Lease revenue—related parties	14	—		—		14

Total revenue	131	—		—		131
Costs and expenses
Operations and maintenance – third parties	13	—		—		13
Operations and maintenance – related parties	14	—		—		14
Cost of product sold—third parties	1	—		—		1
Cost of product sold—related parties	8	—		—		8
Loss from revision of asset retirement obligation	2	—		—		2
General and administrative – third parties	1	—		—		1
General and administrative – related parties	11	—		—		11
Depreciation, amortization and accretion	12	—		—		12
Property and other taxes	4	—		—		4

Total costs and expenses	66	—		—		66

Operating income	65	—		—		65
Income from equity method investments	70	22	(f)	12	(g)	104
Dividend income from other investments	14	—		(13	)(h)	1
Other income	8	—		—		8

Investment, dividend and other income	92	22		(1)		113
Interest expense, net	20	—		6	(i)	26

Income before income taxes	137	22		(7)		152
Income tax expense	—	—		—		—

Net income	137	22		(7)		152
Less: Net income attributable to noncontrolling interests	5	—		—		5

Net income attributable to the Partnership	$132	$22		$(7)		$147

General partner’s interest in net income attributable to the Partnership	$27					$28

Limited partner’s interest in net income attributable to the Partnership	$105					$119

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.47					$0.51
Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8					123.8
Common units – SPLC	100.0					109.5	(j)

Shell Midstream Partners, L.P. Unaudited Pro Forma Consolidated Statement of Income Twelve Months Ended December 31, 2018

	Shell Midstream Partners, L.P.	June 2019 Acquisition		Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	(in millions of dollars, except per unit data)
Revenue
Transportation, terminaling and storage services – third parties	$209	$—		$—		$209
Transportation, terminaling and storage services – related parties	229	—		—		229
Product revenue – third parties	2	—		—		2
Product revenue – related parties	29	—		—		29
Lease revenue – related parties	56	—		—		56

Total revenue	525	—		—		525
Costs and expenses
Operations and maintenance – third parties	108	—		—		108
Operations and maintenance – related parties	54	—		—		54
Cost of product sold – third parties	7	—		—		7
Cost of product sold – related parties	25	—		—		25
(Gain) loss from revision of ARO and disposition of fixed assets	(3)	—		—		(3)
General and administrative – third parties	8	—		—		8
General and administrative – related parties	52	—		—		52
Depreciation, amortization and accretion	46	—		—		46
Property and other taxes	16	—		—		16

Total costs and expenses	313	—		—		313

Operating income	212	—		—		212
Income from equity method investments	235	92	(f)	48	(g)	375
Dividend income from other investments	67	—		(67	)(h)	—
Other income	31	—		—		31

Investment, dividend and other income	333	92		(19)		406
Interest expense, net	63	—		25	(i)	88

Income before income taxes	482	92		(44)		530
Income tax expense	—	—		—		—

Net income	482	92		(44)		530
Less: Net income attributable to noncontrolling interests	18	—		—		18

Net income attributable to the Partnership	$464	$92		$(44)		$512

General partner’s interest in net income attributable to the Partnership	$134					$141

Limited partner’s interest in net income attributable to the Partnership	$330					$371

Net income per Limited Partner Unit – Basic and Diluted:
Common	$1.50					$1.62
Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	121.3					121.3
Common units – SPLC	99.0					108.4	(j)

Shell Midstream Partners, L.P.

Notes to Unaudited Pro Forma

Consolidated Financial Statements

Pro Forma Adjustments

The following items related to the transaction are reflected in the adjustments below:

a.	Represents the historical carrying value of SPLC’s interest in Colonial and Explorer acquired as part of the June 2019 Acquisition.

b.	Reflects proceeds from borrowings under the Ten Year Fixed Facility totaling $600 million to partially fund the June 2019 Acquisition.

c.

Reflects the cash consideration payment to SPLC of $600 million. In addition, non-cash equity consideration of $200 million, or $20.68 per unit, was issued for a total gross consideration of $800 million for the June 2019 Acquisition.

d.	Reflects SPLC’s historical carrying value under the equity method of its investment in Colonial and Explorer that was accounted for under the cost method by the Partnership.

e.	Reflects the elimination of the Partnership’s historical carrying value of its cost investment in Colonial and Explorer.

f.

Reflects the Partnership’s incremental income from equity investment in Explorer and Colonial, consisting of 25.97% ownership interest in Explorer and 10.125% ownership interest in Colonial, as if the June 2019 Acquisition had occurred on January 1, 2018.

g.	Reflects equity in earnings of SPLC’s investment in Colonial and Explorer that was accounted for under the cost method by the Partnership.

h.	Reflects the elimination of the Partnership’s income from its historical investment in Colonial and Explorer accounted for under the cost method.

i.	Reflects interest expense at a fixed rate of 4.18% on the borrowings from the Ten Year Fixed Facility used to partially fund the June 2019 Acquisition.

j.

Reflects the weighted average limited partner units outstanding for SPLC which includes the equity issuance of 9,477,756 common units in a private placement with Shell Midstream LP Holdings LLC, a wholly owned subsidiary of SPLC.

Pro Forma Net Income Per Unit

Net income per unit applicable to common limited partner units is computed by dividing the common limited partner’s interest in net income attributable to the Partnership for the period by the weighted average number of common units outstanding for the period. Any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in our partnership agreement. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common unitholders of the Partnership by the number of common and general partner units assumed to be outstanding as a result of the offering and sale of common units. For the purposes of this calculation, we have assumed common units and general partner units issued as a result of this offering to be outstanding since January 1, 2018.